UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2008

Hawaiian Telcom Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-131152	16-1710376
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1177 Bishop Street

Honolulu, Hawaii  96813

(Address of principal executive offices)

808-546-4511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Hawaiian Telcom Communications, Inc. (the “Company”) chose not to make the interest payments due on November 1, 2008 and payable on November 3, 2008 with respect to its Senior Floating Rate Notes due 2013, its 9.75% Senior Fixed Rate Notes due 2013, and its 12.5% Senior Subordinated Notes due 2015.  Instead, the Company is utilizing the 30-day grace period applicable to the missed interest payments to continue balance sheet restructuring discussions with its creditors including the holders of those notes. The aggregate amount of these interest payments is approximately $26 million.  As of October 31, 2008, the Company had approximately $80 million of cash on hand. There is no assurance that the Company will make the interest payments during the grace period or otherwise reach an agreement with creditors on any such restructuring.

Failure to make the interest payments within the 30-day grace period would constitute an event of default under the indentures governing the notes that would permit the indenture trustee or holders of 25% or more of any class of notes to accelerate the maturity of such notes and cause them to be immediately due and payable. In addition, such failure would constitute an event of default under the Company’s credit facility that would permit the administrative agent or lenders holding in excess of 50% of the indebtedness outstanding under the credit facility to accelerate the maturity of the indebtedness outstanding.

The Company continues to pursue balance sheet restructuring options, including asset rationalization, capital raising opportunities and debt reduction options with its creditors in an effort to improve cash flow and liquidity.  Providing reliable service to the consumers and businesses of Hawaii remains the Company’s highest priority.

Forward-Looking Statements

Statements in this Form 8-K that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, without limitation, those described in our annual report on Form 10-K for the year ended December 31, 2007 and other filings with the Securities and Exchange Commission, and include:

•      our ability to negotiate favorable restructuring terms with our creditors;

•      our ability to operate as a stand-alone telecommunications provider;

•      our ability to build and operate our IT infrastructure;

•      our ability to implement our anticipated cost structure;

•      our ability to enter into arrangements with third-party service providers;

•      changes in regulations and legislation applicable to providers of telecommunications services;

•      changes in demand for our products and services; and

•      technological changes affecting the telecommunications industry.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this report and, except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we assume no obligation to update or revise them or to provide reasons why actual results may differ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 3, 2008
HAWAIIAN TELCOM COMMUNICATIONS, INC.

/s/ Robert F. Reich
Robert F. Reich
Senior Vice President and Chief Financial Officer